Exhibit 5
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                 Letterhead of Jasmina Theodore Boulanger, Esq.
                             Conexant Systems, Inc.
                               4311 Jamboree Road
                      Newport Beach, California 92660-3095



                                                  January 30, 2001

Conexant Systems, Inc.
4311 Jamboree Road
Newport Beach, California  92660-3095

              Re: Opinion Letter - Applied Telecom, Inc. 2000 Non-Qualified
                  Stock Option Plan

Ladies and Gentlemen:

              I am Associate General Counsel and Assistant Secretary of Conexant Systems, Inc., a Delaware corporation (the "Company"), and am delivering this opinion in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") registering under the Securities Act of 1933, as amended (the "Act"), 37,465 shares of Common Stock, par value $1 per share, of the Company (including the associated Preferred Share Purchase Rights, the "Common Stock"), which may be delivered from time to time pursuant to the Applied Telecom, Inc. 2000 Non-Qualified Stock Option Plan, as amended (the "Plan").

              I have examined such documents, records and matters of law as I have deemed necessary as a basis for the opinion hereinafter expressed. On the basis of the foregoing, and having regard for legal considerations that I deem relevant, I am of the opinion that when the Registration Statement becomes effective under the Act, any newly issued shares of Common Stock delivered in accordance with the Plan will, when so delivered, be legally issued, fully paid and non-assessable.

              I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

              I express no opinion herein as to any laws other than the laws of the State of California, the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the applicable reported judicial decisions related thereto) and the Federal laws of the United States.

                                                  Very truly yours,

                                                  /s/ Jasmina Theodore Boulanger

                                                  Jasmina Theodore Boulanger